Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Richard Fly                                Peter Schuman
978-671-3293                                669-242-8098
flyr@avaya.com                         pschuman@avaya.com

Avaya Announces Preliminary Revenue for the First Quarter of Fiscal 2018

Santa Clara, Calif., — Jan. 25, 2018 – Avaya Holdings Corp. (NYSE: AVYA) today announced preliminary unaudited revenue for the first quarter of fiscal 2018 ended December 31, 2017. Due to the complexities of applying fresh start accounting as of December 15, 2017 as the result of our emergence from bankruptcy, Avaya expects to provide complete first quarter of fiscal 2018 results the week of February 26, 2018. The company will provide conference call and webcast details at a future date.
Due to the company’s emergence from bankruptcy on December 15, 2017, the results for the quarter are required to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (the “Predecessor Period”) and the successor period from December 16, 2017 through December 31, 2017 (the “Successor Period”). GAAP revenue for the first quarter of fiscal 2018 is expected to be in the range of $600 to $604 million for the Predecessor Period and $146 to $150 million for the Successor Period. For comparative purposes, GAAP revenue for the quarter ending September 30, 2017 was $790 million, including $5 million related to the Networking business and $875 million for the quarter ending December 31, 2016, including $66 million related to the Networking business. The company sold its Networking business on July 14, 2017.
Non-GAAP revenue for the quarter ended December 31, 2017 is expected in the range of $769 to $779 million, a decline of approximately 1% to 2% sequentially, excluding the Networking business, and 4% to 5% lower than the first quarter of the prior fiscal year, excluding the Networking business.
Revenue (in millions):
October 1, 2017 – December 15, 2017 (Predecessor Period)                $600-604
December 16, 2017 – December 31, 2017                    $146-150
Preliminary adjustment to revenue due to fresh start accounting
for the period December 16, 2017 – December 31, 2017            23-25
Total Successor Period                                    169-175
First Quarter Non-GAAP revenue                                 $769-779

The company noted that the revenue for the first quarter ended December 31, 2017 is preliminary and subject to the completion of financial closing and review procedures performed by its independent registered public accounting firm. There can be no assurance that the company’s final revenue will not differ from these preliminary estimates as a result of quarter-end closing, review procedures, or review adjustments, and any such changes could be material.
“I’m pleased with our preliminary revenue given Avaya’s emergence was not until the last two weeks of the quarter and we continue to stabilize our business,” said Jim Chirico, president and CEO. “This is a great start to fiscal year 2018 as we emerge a stronger company with an enhanced capital structure that positions us well for the growth opportunities in front of us.”
About Avaya
Avaya enables the mission critical, real-time communication applications of the world’s most important operations. As a global leader in delivering superior communications experiences, Avaya provides a complete portfolio of software and services for contact center and unified communications— offered on premises, in the cloud, or a hybrid. Today’s digital world requires communications enablement, and no other company is better positioned to do this than Avaya. For more information, please visit www.avaya.com
Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including non-GAAP revenue.
We believe that including supplementary information concerning non-GAAP revenue is appropriate because such information provides more comparability between our historical results. Accordingly, we present our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, expected first quarter revenue results and estimated fresh start accounting adjustments to revenue. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law

Source: Avaya Newsroom

###
Follow Avaya